Consent of Independent Auditors




We consent to the reference to our firm under the caption "Financial Statements" in the Prospectus and in Part B and to the incorporation by reference in Part B of our report dated January 22, 1999 on the financial statements and the financial highlights of Principal Special Markets Fund, Inc., in this Post Effective Amendment No. 10 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 33-59474) and related Prospectus of Principal Special Markets Fund, Inc.

/s/ Ernst & Young LLP


Des Moines, Iowa
April 27, 1999